Exhibit 10.1

AMENDMENT TO STOCK PURCHASE WARRANTS

This Amendment to Stock Purchase Warrants dated as of October 26, 2009 (this “Amendment”) amends those certain Warrants and Amended and Restated Warrants listed on Schedule A hereto (collectively, the “Warrants”), issued by Kana Software, Inc., a Delaware corporation (the “Company”), pursuant to those certain Common Stock and Warrant Purchase Agreements dated as of June 25, 2005 and September 29, 2005, as amended (the “Purchase Agreements”) by and among the Company, NightWatch Capital Partners LP, NightWatch Capital Partners II, LP and RHP Master Fund, Ltd. (the “Buyers”). This Amendment is made by and among the Company and each of the Buyers. The capitalized terms not otherwise defined herein have the respective meanings given to them in the Warrants.

RECITALS

WHEREAS, each of the undersigned holds a Warrant and Section 11 of the Warrants provides that any provision of the Warrants may be amended only by an instrument in writing signed by the Company and the holder of a Warrant.

WHEREAS, the parties desire to amend the Warrants in connection with the potential sale, transfer and assignment of substantially all of the assets of the Company to, or merger of the Company into a subsidiary of, an acquiring entity (the “Transaction”).

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises made herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendment to Warrants.

(a) Amendment of Section 2. The Exercise Period of each of the Warrants as set forth in Section 2 is hereby extended for an additional two-year period such that each of the Warrants shall be exercisable at any time or from time to time before 5:00 p.m., New York City time on the seventh (7th) anniversary of the date of issuance of the Warrant pursuant to the Purchase Agreement.

(b) Amendment of Section 4(e). Section 4(e) of each of the Warrants is hereby amended to read in its entirety as follows:

“Consolidation, Merger or Sale. This Warrant shall remain outstanding on the same terms and conditions following any sale or conveyance of all or substantially all of the assets of the Company (other than in connection with a plan of complete liquidation of the Company) provided that shares of Common Stock remain outstanding following such sale or conveyance. In case of any consolidation of the Company with or merger of the Company into any other corporation in which the consideration to be paid for shares of Common Stock upon consummation of the consolidation or merger is solely cash, the holder of this Warrant will have the right to acquire and receive upon exercise of this Warrant, in lieu of the shares of Common Stock immediately theretofore acquirable upon the exercise of this Warrant, such cash consideration as may be payable upon consummation of the consolidation or merger for the number of shares of Common Stock issued upon exercise less the Exercise Price. In the case of any consolidation of the Company with or merger of the Company into any other corporation in which the consideration to be paid for shares of Common Stock upon consummation of the consolidation or merger is (or includes) consideration other than cash, then as a condition of such consolidation or merger, adequate provision will be made whereby the holder of this Warrant will have the right (and such right will continue for the remainder of the Exercise Period) to acquire and receive upon exercise of this Warrant in lieu of the shares of Common Stock immediately theretofore acquirable upon the exercise of this Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise of this Warrant had such consolidation or merger not taken place, and in any such case, the Company will make appropriate provision to insure that the provisions of this Paragraph 4 hereof will thereafter be applicable as nearly as may be in relation to any shares of stock or securities thereafter deliverable upon the exercise of this Warrant. The Company will not effect any consolidation or merger in which the consideration is (or includes) consideration other than cash unless prior to the consummation thereof, the successor or acquiring entity (if other than the Company) and, if an entity different from the successor or acquiring entity, the entity whose capital stock or assets the holders of the Common Stock of the Company are entitled to receive as a result of such consolidation or merger, assumes by written instrument the obligations under this Paragraph 4 and the obligations to deliver to the holder of this Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, the holder may be entitled to acquire. In the event the Company effects any consolidation or merger or sale or conveyance of substantially all of its assets prior to the end of the Exercise Period, this Warrant will become, at the option of the Holder, immediately exercisable.”

2. Waiver of Notice. The undersigned holder hereby waives any notice and procedural requirements which the holder may be entitled to with respect to the Transaction under Section 4(j) of the Warrants.

3. No Other Amendment. Except as expressly modified by this Amendment, all terms of the Warrants shall remain in full force and effect.

4. Counterparts; Facsimile. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement. This Amendment may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

THE COMPANY:

KANA SOFTWARE, INC.

By:	/s/ Michael S. Fields
Michael S. Fields
Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

THE BUYER:

NIGHTWATCH CAPITAL PARTNERS, LP

By	NightWatch Capital Management, LLC, its general partner

By:	/s/ John F. Nemelka
John F. Nemelka
Managing Principal

NIGHTWATCH CAPITAL PARTNERS II, LP

By	NightWatch Capital Management, LLC, its general partner

By:	/s/ John F. Nemelka
John F. Nemelka
Managing Principal

each c/o NightWatch Capital Advisors, LLC

3311 North University Avenue, Suite 200

Provo, Utah 84604

Phone:    (801) 805-1305

Fax:        (801) 344-8773

Attention: John F. Nemelka

Copy all notices to:

Akerman Senterfitt

One S.E. 3rd Avenue, 28th Floor

Miami, Florida 33131-1714

Attention: Martin T. Schrier, Esq.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

THE BUYER:

RHP MASTER FUND, LTD.

By:	Rock Hill Investment Management, L.P., its investment manager

By:	RHP General Partner, LLC

By:	/s/ Wayne D. Bloch
Wayne D. Bloch
Managing Partner

c/o Rock Hill Investment Management, L.P.

3 Bala Plaza – East, Suite 585

Bala Cynwyd, PA 19004

Phone:    (610) 949-9700

Fax:        (610) 949-9600

Attention: Keith S. Marlowe

Copy all notices to:

Ballard Spahr Andrews & Ingersoll, LLP

1735 Market Street, 51st Floor

Philadelphia, PA 19103

Attention: Gerald J. Guarcini, Esq.

SCHEDULE A

WARRANTS

Name	Date	Shares of Common Stock Underlying Warrant	Exercise Price
NightWatch Capital Partners LP	amended and restated 9/29/05	339,904	$2.452
NightWatch Capital Partners II, LP	amended and restated 9/29/05	339,904	$2.452
RHP Master Fund, Ltd.	amended and restated 9/29/05	135,961	$2.452

NightWatch Capital Partners LP	amended and restated 10/25/05	459,034	$1.966
NightWatch Capital Partners II, LP	amended and restated 10/25/05	329,007	$1.966
RHP Master Fund, Ltd.	amended and restated 10/25/05	157,646	$1.966

NightWatch Capital Partners LP	10/25/05	74,329	$1.966
NightWatch Capital Partners II, LP	10/25/05	53,274	$1.966
RHP Master Fund, Ltd.	10/25/05	25,527	$1.966